Exhibit 99.1

One Amgen Center Drive Thousand Oaks, CA 91320-1799 Telephone 805-447-1000 www.amgen.com
News Release

AMGEN REPORTS THIRD QUARTER 2016 FINANCIAL RESULTS

THOUSAND OAKS, Calif. (Oct. 27, 2016) – Amgen (NASDAQ:AMGN) today announced financial results for the third quarter of 2016. Key results include:

•	Revenues increased 2 percent versus the third quarter of 2015 to $5.8 billion.

•	Strong unit volume growth from Sensipar® (cinacalcet), Prolia® (denosumab), Vectibix® (panitumumab), XGEVA® (denosumab) and Nplate® (romiplostim).

•	GAAP earnings per share (EPS) increased 10 percent to $2.68 driven by higher revenues and higher operating margins.

•	GAAP operating income increased 8 percent to $2,527 million and GAAP operating margin improved by 3.4 percentage points to 45.8 percent.

•	Non-GAAP EPS increased 11 percent to $3.02 driven by higher revenues and higher operating margins.

•	Non-GAAP operating income increased 9 percent to $2,916 million and non-GAAP operating margin improved by 4.2 percentage points to 52.9 percent.

•	2016 total revenues guidance increased to $22.6-$22.8 billion; EPS guidance increased to $9.94-$10.11 on a GAAP basis and $11.40-$11.55 on a non-GAAP basis.

•	The Company generated $2.5 billion of free cash flow.

“Our business is performing well and our double-digit earnings per share growth reflects the progress we have made through our transformation efforts,” said Robert A. Bradway, chairman and chief executive officer. “We are focused on growing several newly launched products and advancing the pipeline globally.”

$Millions, except EPS and percentages	Q3’16	Q3’15	YOY Δ
Total Revenues	$5,811	$5,723	2%
GAAP Operating Income	$2,527	$2,339	8%
GAAP Net Income	$2,017	$1,863	8%
GAAP EPS	$2.68	$2.44	10%
Non-GAAP Operating Income	$2,916	$2,686	9%
Non-GAAP Net Income	$2,276	$2,081	9%
Non-GAAP EPS	$3.02	$2.72	11%

References in this release to “non-GAAP” measures, measures presented “on a non-GAAP basis” and to “free cash flow” (computed by subtracting capital expenditures from operating cash flow) refer to non-GAAP financial measures. Adjustments to the most directly comparable GAAP financial measures and other items are presented on the attached reconciliations.

AMGEN REPORTS THIRD QUARTER 2016 FINANCIAL RESULTS

Product Sales Performance

•	Total product sales were flat for the third quarter of 2016 versus the third quarter of 2015.

•	Enbrel® (etanercept) sales were flat as higher net selling price was offset by the impact of competition and unfavorable changes in inventory levels.

•	Neulasta® (pegfilgrastim) sales decreased 5 percent driven by lower unit demand.

•	Aranesp® (darbepoetin alfa) sales increased 8 percent driven mainly by higher unit demand due to a shift by some U.S. dialysis customers from EPOGEN® (epoetin alfa) to Aranesp.

•	Sensipar/Mimpara® sales increased 18 percent driven by net selling price and higher unit demand.

•	XGEVA sales increased 4 percent driven by higher unit demand.

•	Prolia sales increased 18 percent driven by higher unit demand.

•	EPOGEN sales decreased 31 percent driven by the impact of competition, abnormally high purchases by a large end customer in the year ago period and a shift by some U.S. dialysis customers to Aranesp.

•	KYPROLIS® (carfilzomib) sales increased 34 percent driven by higher unit demand.

•	NEUPOGEN® (filgrastim) sales decreased 36 percent driven mainly by the impact of competition in the U.S.

•	Vectibix sales increased 24 percent driven by higher unit demand.

•	Nplate sales increased 10 percent driven by higher unit demand and net selling price.

•	Repatha® (evolocumab) sales growth was driven by higher unit demand.

•	BLINCYTO® (blinatumomab) sales increased 26 percent driven by higher unit demand.

AMGEN REPORTS THIRD QUARTER 2016 FINANCIAL RESULTS

Product Sales Detail by Product and Geographic Region

$Millions, except percentages	Q3’16			Q3’15	YOY Δ
	US	ROW	TOTAL	TOTAL	TOTAL

Enbrel®	$1,388	$64	$1,452	$1,459	0%
Neulasta®	1,024	176	1,200	1,267	(5%)
Aranesp®	275	256	531	493	8%
Sensipar® / Mimpara®	329	86	415	353	18%
XGEVA®	296	98	394	378	4%
Prolia®	249	130	379	320	18%
EPOGEN®	335	0	335	489	(31%)
KYPROLIS®	140	43	183	137	34%
NEUPOGEN®	127	56	183	284	(36%)
Vectibix®	64	100	164	132	24%
Nplate®	92	59	151	137	10%
Repatha®	31	9	40	3	*
BLINCYTO®	19	10	29	23	26%
Other**	14	46	60	41	46%

Total product sales	$4,383	$1,133	$5,516	$5,516	0%

*	Change in excess of 100%
**	Other includes Bergamo, MN Pharma, IMLYGIC® and Corlanor®

AMGEN REPORTS THIRD QUARTER 2016 FINANCIAL RESULTS

Operating Expense, Operating Margin and Tax Rate Analysis

On a GAAP basis:

•

Cost of Sales margin improved by 0.1 percentage points driven primarily by manufacturing efficiencies and higher net selling price, offset partially by product mix. Research & Development (R&D) expenses decreased 12 percent driven primarily by lower spending required to support certain later-stage clinical programs and transformation and process improvement efforts. Selling, General & Administrative (SG&A) expenses were flat. Total Operating Expenses decreased 3 percent, with all expense categories reflecting savings from our transformation and process improvement efforts.

•	Operating Margin improved by 3.4 percentage points to 45.8 percent.

•	Tax Rate increased by 1.6 percentage points due primarily to changes in the geographic mix of earnings.

On a non-GAAP basis:

•

Cost of Sales margin improved by 0.5 percentage points driven primarily by manufacturing efficiencies and higher net selling price, offset partially by product mix. R&D expenses decreased 11 percent driven primarily by lower spending required to support certain later-stage clinical programs and transformation and process improvement efforts. SG&A expenses increased 1 percent. Total Operating Expenses decreased 5 percent, with all expense categories reflecting savings from our transformation and process improvement efforts.

•	Operating Margin improved by 4.2 percentage points to 52.9 percent.

•	Tax Rate increased by 0.9 percentage points due primarily to changes in the geographic mix of earnings.

$Millions, except percentages
	GAAP				Non-GAAP
	Q3’16	Q3’15	YOY Δ		Q3’16	Q3’15	YOY Δ

Cost of Sales	$1,027	$1,034	(1%)		$715	$745	(4%)
% of product sales	18.6%	18.7%	(0.1	) pts.	13.0%	13.5%	(0.5	) pts.
Research & Development	$990	$1,119	(12%)		$963	$1,086	(11%)
% of product sales	17.9%	20.3%	(2.4	) pts.	17.5%	19.7%	(2.2	) pts.
Selling, General & Administrative	$1,244	$1,244	0%		$1,217	$1,206	1%
% of product sales	22.6%	22.6%	0	pts.	22.1%	21.9%	0.2	pts.
Other	$23	($13)	*		$0	$0	0%
TOTAL Operating Expenses	$3,284	$3,384	(3%)		$2,895	$3,037	(5%)
Operating Margin operating income as a % of product sales	45.8%	42.4%	3.4	pts.	52.9%	48.7%	4.2	pts.
Tax Rate	16.6%	15.0%	1.6	pts.	18.9%	18.0%	0.9	pts.

*	Change in excess of 100%

pts: percentage points

AMGEN REPORTS THIRD QUARTER 2016 FINANCIAL RESULTS

Cash Flow and Balance Sheet

•	The Company generated $2.5 billion of free cash flow in the third quarter of 2016 versus $2.8 billion in the third quarter of 2015.

•	The Company’s fourth quarter 2016 dividend of $1.00 per share declared on Oct. 14, 2016, will be paid on Dec. 8, 2016, to all stockholders of record as of Nov. 16, 2016.

•

During the third quarter, the Company repurchased 4.4 million shares of common stock at a total cost of $747 million. In October 2016, the Company’s Board of Directors approved an increase in the remaining share repurchase authorization for an aggregate authorization of $5 billion.

$Billions, except shares	Q3’16	Q3’15	YOY Δ
Operating Cash Flow	$2.7	$2.9	($0.2)
Capital Expenditures	0.2	0.1	0.0
Free Cash Flow	2.5	2.8	(0.3)
Dividends Paid	0.7	0.6	0.1
Share Repurchase	0.7	0.7	0.0
Avg. Diluted Shares (millions)	753	764	(11)

Cash and Investments	38.0	31.1	6.9
Debt Outstanding	35.3	31.6	3.7
Stockholders’ Equity	30.8	28.0	2.8

Note: Numbers may not add due to rounding

2016 Guidance

For the full year 2016, the Company now expects:

•	Total revenues in the range of $22.6 billion to $22.8 billion.

•	Previously, the Company expected total revenues in the range of $22.5 billion to $22.8 billion.

•	On a GAAP basis, EPS in the range of $9.94 to $10.11 and a tax rate in the range of 16.5 percent to 17.5 percent.

•	Previously, the Company expected GAAP EPS in the range of $9.55 to $9.90. Tax rate guidance is unchanged.

•	On a non-GAAP basis, EPS in the range of $11.40 to $11.55 and a tax rate in the range of 19.0 percent to 20.0 percent.

•	Previously, the Company expected non-GAAP EPS in the range of $11.10 to $11.40. Tax rate guidance is unchanged.

•	Capital expenditures to be approximately $700 million.

AMGEN REPORTS THIRD QUARTER 2016 FINANCIAL RESULTS

Third Quarter Product and Pipeline Update

Key development milestones:

Clinical Program	Indication	Projected Milestone
Repatha	Hyperlipidemia	Phase 3 CV outcomes data Q1 2017*
Omecamtiv mecarbil	Chronic heart failure	Phase 3 CV outcomes study initiation*
KYPROLIS	Relapsed and refractory multiple myeloma	Phase 3 weekly administration data 2017
Romosozumab	Postmenopausal osteoporosis	U.S. regulatory review Active controlled Phase 3 fracture data H1 2017*
Erenumab (AMG 334)	Migraine prophylaxis	Phase 3 episodic migraine data Q4 2016
Parsabiv™ (etelcalcetide)†	Secondary hyperparathyroidism	Global regulatory reviews
ABP 215 (biosimilar bevacizumab)	Oncology	Global regulatory submissions
ABP 501 (biosimilar adalimumab)	Inflammatory diseases	Ex-U.S. regulatory reviews
ABP 980 (biosimilar trastuzumab)	Breast cancer	Global regulatory submissions

*	Event driven study; †Trade name provisionally approved by FDA; CV = cardiovascular

The Company provided the following updates on selected product and pipeline programs:

Repatha

•

In September, the Phase 3 GLAGOV study evaluating the effect of Repatha on coronary artery disease met its primary and secondary endpoints. The results will be presented Nov. 15, 2016, at the American Heart Association Scientific Sessions 2016.

•	Data from an event driven Phase 3 study evaluating the effects of Repatha on cardiovascular outcomes are expected in Q1 2017.

Omecamtiv mecarbil

•

Agreement was reached with the U.S. Food and Drug Administration (FDA) on key elements of an omecamtiv mecarbil Phase 3 cardiovascular outcomes study in chronic heart failure through a Special Protocol Assessment. Details of the protocol are being finalized with regulators and enrollment in the study is anticipated to begin in Q1 2017.

KYPROLIS

•

In September, a Phase 3 study evaluating an investigational regimen of KYPROLIS, melphalan and prednisone versus Velcade® (bortezomib), melphalan and prednisone for 54 weeks in newly diagnosed, transplant ineligible multiple myeloma patients did not meet the primary endpoint of superiority in progression-free survival.

•	A Phase 3 study of once weekly KYPROLIS administration in relapsed and refractory multiple myeloma patients has completed enrollment. The results are expected in 2017.

AMGEN REPORTS THIRD QUARTER 2016 FINANCIAL RESULTS

XGEVA

•

In October, a Phase 3 study evaluating XGEVA for the prevention of skeletal-related events in multiple myeloma patients met the primary endpoint of non-inferiority to zoledronic acid in delaying the time to first on-study skeletal-related event.

BLINCYTO

•	In August, FDA approved BLINCYTO for the treatment of pediatric patients with Philadelphia chromosome-negative relapsed or refractory B-cell precursor acute lymphoblastic leukemia.

Prolia

•	In August, a Phase 3 study evaluating Prolia compared with risedronate in patients receiving glucocorticoid treatment met primary and secondary endpoints at 12 months.

Romosozumab

•

In September, a Biologics License Application for the treatment of osteoporosis in postmenopausal women at increased risk for fracture was accepted for review by FDA, with a Prescription Drug User Fee target action date of July 19, 2017.

•	Results from an event driven active controlled Phase 3 fracture study in postmenopausal women with osteoporosis are expected in H1 2017.

Erenumab

•	In September, a Phase 3 study in episodic migraine prevention met its primary endpoint. Results from a second Phase 3 study in this population are expected in Q4 2016.

Parsabiv

•

In August, FDA issued a Complete Response Letter for the New Drug Application for the treatment of secondary hyperparathyroidism (sHPT) in adult patients with chronic kidney disease (CKD) on hemodialysis.

•

In September, the Committee for Medicinal Products for Human Use of the European Medicines Agency adopted a positive opinion for the Marketing Authorization of Parsabiv, recommending approval for the treatment of sHPT in adult patients with CKD on hemodialysis.

AMJEVITA™ (adalimumab-atto)*

•

In September, FDA approved AMJEVITA across all eligible indications of the reference product, HUMIRA® (adalimumab), including treatment of psoriatic arthritis, ankylosing spondylitis and moderate-to-severe rheumatoid arthritis, polyarticular juvenile idiopathic arthritis (patients 4 years of age or older), chronic plaque psoriasis, adult Crohn’s disease and ulcerative colitis. AMJEVITA is the Company’s first biosimilar to receive regulatory approval in the U.S.

ABP 798 (biosimilar rituximab)

•	Phase 3 studies in Non-Hodgkin lymphoma and rheumatoid arthritis are currently enrolling patients.

ABP 710 (biosimilar infliximab)

•	A Phase 3 study in rheumatoid arthritis is currently enrolling patients.

Erenumab is developed in collaboration with Novartis

Omecamtiv mecarbil is developed in collaboration with Cytokinetics and Servier

Romosozumab is developed in collaboration with UCB globally, as well as Astellas in Japan

Velcade® is a registered trademark of Millennium Pharmaceuticals, Inc.

Humira® is a registered trademark of AbbVie Inc.

*Formerly ABP 501

AMGEN REPORTS THIRD QUARTER 2016 FINANCIAL RESULTS

Non-GAAP Financial Measures

In this news release, management has presented its operating results for the third quarters of 2016 and 2015 in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and on a non-GAAP basis. In addition, management has presented its full year 2016 EPS and tax rate guidance in accordance with GAAP and on a non-GAAP basis. These non-GAAP financial measures are computed by excluding certain items related to acquisitions, restructuring and certain other items from the related GAAP financial measures. Reconciliations for these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the news release. Management has also presented Free Cash Flow (FCF), which is a non-GAAP financial measure, for the third quarters of 2016 and 2015. FCF is computed by subtracting capital expenditures from operating cash flow, each as determined in accordance with GAAP.

The Company believes that its presentation of non-GAAP financial measures provides useful supplementary information to and facilitates additional analysis by investors. The Company uses certain non-GAAP financial measures to enhance an investor’s overall understanding of the financial performance and prospects for the future of the Company’s ongoing business activities by facilitating comparisons of results of ongoing business operations among current, past and future periods. The Company believes that FCF provides a further measure of the Company’s liquidity.

The Company uses the non-GAAP financial measures set forth in the news release in connection with its own budgeting and financial planning internally to evaluate the performance of the business, including to allocate resources and to evaluate results relative to incentive compensation targets. The non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

About Amgen

Amgen is committed to unlocking the potential of biology for patients suffering from serious illnesses by discovering, developing, manufacturing and delivering innovative human therapeutics. This approach begins by using tools like advanced human genetics to unravel the complexities of disease and understand the fundamentals of human biology.

Amgen focuses on areas of high unmet medical need and leverages its expertise to strive for solutions that improve health outcomes and dramatically improve people’s lives. A biotechnology pioneer since 1980, Amgen has grown to be one of the world’s leading independent biotechnology companies, has reached millions of patients around the world and is developing a pipeline of medicines with breakaway potential.

For more information, visit www.amgen.com and follow us on www.twitter.com/amgen.

Forward-Looking Statements

This news release contains forward-looking statements that are based on the current expectations and beliefs of Amgen. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including estimates of revenues, operating margins, capital expenditures, cash, other financial metrics, expected legal, arbitration, political, regulatory or clinical results or practices, customer and prescriber patterns or practices, reimbursement activities and outcomes and other such estimates and results. Forward-looking statements involve significant risks and uncertainties, including those discussed below and more fully described in the Securities and Exchange Commission reports filed by Amgen, including our most recent annual report on Form 10-K and any subsequent periodic reports on Form 10-Q and Form 8-K. Unless otherwise noted, Amgen is providing this information as of the date of this news release and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

AMGEN REPORTS THIRD QUARTER 2016 FINANCIAL RESULTS

No forward-looking statement can be guaranteed and actual results may differ materially from those we project. Our results may be affected by our ability to successfully market both new and existing products domestically and internationally, clinical and regulatory developments involving current and future products, sales growth of recently launched products, competition from other products including biosimilars, difficulties or delays in manufacturing our products and global economic conditions. In addition, sales of our products are affected by pricing pressure, political and public scrutiny and reimbursement policies imposed by third-party payers, including governments, private insurance plans and managed care providers and may be affected by regulatory, clinical and guideline developments and domestic and international trends toward managed care and healthcare cost containment. Furthermore, our research, testing, pricing, marketing and other operations are subject to extensive regulation by domestic and foreign government regulatory authorities. We or others could identify safety, side effects or manufacturing problems with our products after they are on the market. Our business may be impacted by government investigations, litigation and product liability claims. In addition, our business may be impacted by the adoption of new tax legislation or exposure to additional tax liabilities. If we fail to meet the compliance obligations in the corporate integrity agreement between us and the U.S. government, we could become subject to significant sanctions. Further, while we routinely obtain patents for our products and technology, the protection offered by our patents and patent applications may be challenged, invalidated or circumvented by our competitors, or we may fail to prevail in present and future intellectual property litigation. We perform a substantial amount of our commercial manufacturing activities at a few key facilities and also depend on third parties for a portion of our manufacturing activities, and limits on supply may constrain sales of certain of our current products and product candidate development. In addition, we compete with other companies with respect to many of our marketed products as well as for the discovery and development of new products. Discovery or identification of new product candidates cannot be guaranteed and movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate will be successful and become a commercial product. Further, some raw materials, medical devices and component parts for our products are supplied by sole third-party suppliers. The discovery of significant problems with a product similar to one of our products that implicate an entire class of products could have a material adverse effect on sales of the affected products and on our business and results of operations. Our efforts to acquire other companies or products and to integrate the operations of companies we have acquired may not be successful. We may not be able to access the capital and credit markets on terms that are favorable to us, or at all. We are increasingly dependent on information technology systems, infrastructure and data security. Our stock price is volatile and may be affected by a number of events. Our business performance could affect or limit the ability of our Board of Directors to declare a dividend or our ability to pay a dividend or repurchase our common stock.

###

CONTACT: Amgen, Thousand Oaks

Trish Hawkins, 805-447-5631 (media)

Arvind Sood, 805-447-1060 (investors)

AMGEN REPORTS THIRD QUARTER 2016 FINANCIAL RESULTS

Amgen Inc.

Consolidated Statements of Income - GAAP

(In millions, except per share data)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues:
Product sales	$5,516	$5,516	$16,229	$15,615
Other revenues	295	207	797	511

Total revenues	5,811	5,723	17,026	16,126

Operating expenses:
Cost of sales	1,027	1,034	3,095	3,156
Research and development	990	1,119	2,762	2,977
Selling, general and administrative	1,244	1,244	3,739	3,430
Other	23	(13)	121	126

Total operating expenses	3,284	3,384	9,717	9,689

Operating income	2,527	2,339	7,309	6,437
Interest expense, net	325	282	932	811
Interest and other income, net	216	135	503	439

Income before income taxes	2,418	2,192	6,880	6,065
Provision for income taxes	401	329	1,093	926

Net income	$2,017	$1,863	$5,787	$5,139

Earnings per share:
Basic	$2.70	$2.46	$7.70	$6.76
Diluted	$2.68	$2.44	$7.63	$6.70
Weighted average shares used in calculation of earnings per share:
Basic	747	757	752	760
Diluted	753	764	758	767

AMGEN REPORTS THIRD QUARTER 2016 FINANCIAL RESULTS

Amgen Inc.

Consolidated Balance Sheets - GAAP

(In millions)

(Unaudited)

	September 30, 2016	December 31, 2015
Assets
Current assets:
Cash, cash equivalents and marketable securities	$37,980	$31,382
Trade receivables, net	3,186	2,995
Inventories	2,681	2,435
Other current assets	1,997	1,703

Total current assets	45,844	38,515
Property, plant and equipment, net	4,912	4,907
Intangible assets, net	10,690	11,641
Goodwill	14,802	14,787
Other assets	1,902	1,599

Total assets	$78,150	$71,449

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$5,745	$6,417
Current portion of long-term debt	4,797	2,247

Total current liabilities	10,542	8,664
Long-term debt	30,526	29,182
Long-term deferred tax liability	2,412	2,239
Other noncurrent liabilities	3,897	3,281
Stockholders’ equity	30,773	28,083

Total liabilities and stockholders’ equity	$78,150	$71,449

Shares outstanding	745	754

AMGEN REPORTS THIRD QUARTER 2016 FINANCIAL RESULTS

Amgen Inc.

GAAP to Non-GAAP Reconciliations

(In millions)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
GAAP cost of sales	$1,027	$1,034	$3,095	$3,156
Adjustments to cost of sales:
Acquisition-related expenses (a)	(311)	(276)	(934)	(845)
Certain net charges pursuant to our restructuring initiative	(1)	(13)	(1)	(42)

Total adjustments to cost of sales	(312)	(289)	(935)	(887)

Non-GAAP cost of sales	$715	$745	$2,160	$2,269

GAAP cost of sales as a percentage of product sales	18.6%	18.7%	19.1%	20.2%
Acquisition-related expenses (a)	-5.6	-5.0	-5.8	-5.4
Certain net charges pursuant to our restructuring initiative	0.0	-0.2	0.0	-0.3

Non-GAAP cost of sales as a percentage of product sales	13.0%	13.5%	13.3%	14.5%

GAAP research and development expenses	$990	$1,119	$2,762	$2,977
Adjustments to research and development expenses:
Acquisition-related expenses (a)	(20)	(20)	(58)	(69)
Certain net charges pursuant to our restructuring initiative	(7)	(13)	(5)	(48)

Total adjustments to research and development expenses	(27)	(33)	(63)	(117)

Non-GAAP research and development expenses	$963	$1,086	$2,699	$2,860

GAAP research and development expenses as a percentage of product sales	17.9%	20.3%	17.0%	19.1%
Acquisition-related expenses (a)	-0.4	-0.4	-0.4	-0.4
Certain net charges pursuant to our restructuring initiative	0.0	-0.2	0.0	-0.4

Non-GAAP research and development expenses as a percentage of product sales	17.5%	19.7%	16.6%	18.3%

GAAP selling, general and administrative expenses	$1,244	$1,244	$3,739	$3,430
Adjustments to selling, general and administrative expenses:
Acquisition-related expenses (b)	(26)	(27)	(154)	(84)
Certain net charges pursuant to our restructuring initiative	(1)	(11)	(5)	(35)

Total adjustments to selling, general and administrative expenses	(27)	(38)	(159)	(119)

Non-GAAP selling, general and administrative expenses	$1,217	$1,206	$3,580	$3,311

GAAP selling, general and administrative expenses as a percentage of product sales	22.6%	22.6%	23.0%	22.0%
Acquisition-related expenses (b)	-0.5	-0.5	-0.9	-0.5
Certain net charges pursuant to our restructuring initiative	0.0	-0.2	0.0	-0.3

Non-GAAP selling, general and administrative expenses as a percentage of product sales	22.1%	21.9%	22.1%	21.2%

GAAP operating expenses	$3,284	$3,384	$9,717	$9,689
Adjustments to operating expenses:
Adjustments to cost of sales	(312)	(289)	(935)	(887)
Adjustments to research and development expenses	(27)	(33)	(63)	(117)
Adjustments to selling, general and administrative expenses	(27)	(38)	(159)	(119)
Certain net charges pursuant to our restructuring initiative (c)	(5)	26	(15)	(41)
Expense related to various legal proceedings	—	(2)	(105)	(73)
Acquisition-related adjustments (d)	(18)	(11)	(1)	(12)

Total adjustments to operating expenses	(389)	(347)	(1,278)	(1,249)

Non-GAAP operating expenses	$2,895	$3,037	$8,439	$8,440

GAAP operating income	$2,527	$2,339	$7,309	$6,437
Adjustments to operating expenses	389	347	1,278	1,249

Non-GAAP operating income	$2,916	$2,686	$8,587	$7,686

GAAP operating income as a percentage of product sales	45.8%	42.4%	45.0%	41.2%
Adjustments to cost of sales	5.6	5.2	5.8	5.7
Adjustments to research and development expenses	0.4	0.6	0.4	0.8
Adjustments to selling, general and administrative expenses	0.5	0.7	0.9	0.8
Certain net charges pursuant to our restructuring initiative (c)	0.2	-0.5	0.1	0.2
Expense related to various legal proceedings	0.0	0.1	0.6	0.5
Acquisition-related adjustments (d)	0.4	0.2	0.1	0.0

Non-GAAP operating income as a percentage of product sales	52.9%	48.7%	52.9%	49.2%

GAAP income before income taxes	$2,418	$2,192	$6,880	$6,065
Adjustments to operating expenses	389	347	1,278	1,249

Non-GAAP income before income taxes	$2,807	$2,539	$8,158	$7,314

GAAP provision for income taxes	$401	$329	$1,093	$926
Adjustments to provision for income taxes:
Income tax effect of the above adjustments to operating expenses (e)	127	114	412	404
Other income tax adjustments (f)	3	15	28	15

Total adjustments to provision for income taxes	130	129	440	419

Non-GAAP provision for income taxes	$531	$458	$1,533	$1,345

GAAP tax rate as a percentage of income before taxes	16.6%	15.0%	15.9%	15.3%
Adjustments to provision for income taxes:
Income tax effect of the above adjustments to operating expenses (e)	2.2	2.4	2.6	2.9
Other income tax adjustments (f)	0.1	0.6	0.3	0.2

Total adjustments to provision for income taxes	2.3	3.0	2.9	3.1

Non-GAAP tax rate as a percentage of income before taxes	18.9%	18.0%	18.8%	18.4%

GAAP net income	$2,017	$1,863	$5,787	$5,139
Adjustments to net income:
Adjustments to income before income taxes, net of the income tax effect	262	233	866	845
Other income tax adjustments (f)	(3)	(15)	(28)	(15)

Total adjustments to net income	259	218	838	830

Non-GAAP net income	$2,276	$2,081	$6,625	$5,969

AMGEN REPORTS THIRD QUARTER 2016 FINANCIAL RESULTS

Amgen Inc.

GAAP to Non-GAAP Reconciliations

(In millions, except per share data)

(Unaudited)

The following table presents the computations for GAAP and non-GAAP diluted EPS.

	Three months ended September 30, 2016		Three months ended September 30, 2015
	GAAP	Non-GAAP	GAAP	Non-GAAP
Net income	$2,017	$2,276	$1,863	$2,081
Weighted-average shares for diluted EPS	753	753	764	764

Diluted EPS	$2.68	$3.02	$2.44	$2.72

	Nine months ended September 30, 2016		Nine months ended September 30, 2015
	GAAP	Non-GAAP	GAAP	Non-GAAP
Net income	$5,787	$6,625	$5,139	$5,969
Weighted-average shares for diluted EPS	758	758	767	767

Diluted EPS	$7.63	$8.74	$6.70	$7.78

(a)	The adjustments related primarily to non-cash amortization of intangible assets acquired in business combinations.
(b)

For the three and nine months ended September 30, 2016 and 2015, the adjustments related primarily to non-cash amortization of intangible assets acquired in business combinations. For the nine months ended September 30, 2016, the adjustments also included a $73-million charge resulting from the reacquisition of Prolia®, XGEVA® and Vectibix® license agreements in certain markets from Glaxo Group Limited.

(c)	For the three and nine months ended September 30, 2016, the adjustments related primarily to asset impairments from our site closures. For the three months ended September 30, 2015, the adjustments related primarily to the recognition of a gain from the sale of assets related to our site closures. For the nine months ended September 30, 2015, the adjustments related primarily to severance expenses offset by the gain from the sale of assets related to our site closures.
(d)	The adjustments related primarily to the impairment of non-key contract assets acquired as part of a business combination and the change in fair values of contingent consideration.
(e)	The tax effect of the adjustments between our GAAP and non-GAAP results takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). Generally, this results in a tax impact at the U.S. marginal tax rate for certain adjustments, including the majority of amortization of intangible assets, whereas the tax impact of other adjustments, including restructuring expense, depends on whether the amounts are deductible in the respective tax jurisdictions and the applicable tax rate(s) in those jurisdictions. Due to these factors, the effective tax rates for the adjustments to our GAAP income before income taxes, for the three and nine months ended September 30, 2016, were 32.6% and 32.2%, respectively, compared with 32.9% and 32.3% for the corresponding periods of the prior year.
(f)	The adjustments related to certain prior period items excluded from non-GAAP earnings. The 2016 adjustments related primarily to the impact from the adoption of Accounting Standards Update 2016-09, Improvements to Employee Share-Based Payment Accounting, related to stock options that were previously excluded from non-GAAP measures. The 2015 adjustments related primarily to the impact from a change in interpretation of tax law.

AMGEN REPORTS THIRD QUARTER 2016 FINANCIAL RESULTS

Amgen Inc.

Reconciliations of Cash Flows

(In millions)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Net cash provided by operating activities	$2,662	$2,892 (a)	$7,254	$7,658 (a)
Net cash used in investing activities	(2,389)	(2,003)	(7,436)	(5,314)
Net cash provided by (used in) financing activities	582	(1,458)	(477)	(2,849)

Increase (Decrease) in cash and cash equivalents	855	(569)	(659)	(505)
Cash and cash equivalents at beginning of period	2,630	3,795	4,144	3,731

Cash and cash equivalents at end of period	$3,485	$3,226	$3,485	$3,226

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Net cash provided by operating activities	$2,662	$2,892 (a)	$7,254	$7,658 (a)
Capital expenditures	(167)	(138)	(511)	(389)

Free cash flow	$2,495	$2,754	$6,743	$7,269

(a)	Restated to include $18 million and $641 million for the three and nine months ended September 30, 2015, respectively, which was previously included in Net cash provided by (used in) financing activities, as a result of the adoption of Accounting Standards Update 2016-09, Improvements to Employee Share-Based Payment Accounting, related to stock options that were previously excluded from non-GAAP measures.

Reconciliation of GAAP EPS Guidance to Non-GAAP

EPS Guidance for the Year Ending December 31, 2016

(Unaudited)

GAAP diluted EPS guidance			$9.94	-	$10.11
Known adjustments to arrive at non-GAAP*:
Acquisition-related expenses	(a	)		1.34
Restructuring charges			0.05	-	0.07
Legal proceeding charge				0.09
Tax adjustments	(b	)		(0.04)

Non-GAAP diluted EPS guidance			$11.40	-	$11.55

* The known adjustments are presented net of their related tax impact which amount to approximately $0.72 to $0.73 per share, in the aggregate.

(a) The adjustments relate primarily to non-cash amortization of intangible assets acquired in prior year business combinations.

(b) The adjustments relate to certain prior period items excluded from non-GAAP earnings.

Reconciliation of GAAP Tax Rate Guidance to Non-GAAP

Tax Rate Guidance for the Year Ending December 31, 2016

(Unaudited)

	2016
GAAP tax rate guidance	16.5%	-	17.5%
Tax rate effect of known adjustments discussed above		2.5%

Non-GAAP tax rate guidance	19.0%	-	20.0%